UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 22, 2007

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2007, IA Global, Inc. (the “Company”) signed definitive agreements to acquire 100% of the outsourcing business division (“Outsourcing Business Division”) of LINC Media, Inc. (“LINC Media”), a Tokyo, Japan-based company, and in so doing creating a strategic alliance with the LINC Media group.

Established in Tokyo in 1998, the Outsourcing Business Division provides large-scale personnel outsourcing services, particularly Help Desk Engineers, Systems Administrators, and Network Engineers on long- and short-term project-based contracts to an extensive client base that includes a number of large multinational companies.

The Outsourcing Business Division acquired by the Company is forecasting revenues on an annual basis of $4.0 million in 2007/8 and $4.8 million in 2008/9, and is forecasting net profits on those revenues. In addition, the acquisition will provide IA Global companies, including Global Hotline's call centers and its recent investments in Slate Consulting and GPlus Media, with the resources and expertise required to support and expand their business.

The acquisition is valued at $4,250,000 and consists of a combination of debt and equity financing. The Company paid $80,000 at closing and issued promissory notes of $720,000, which is due on November 30, 2007, and $1,200,000 and $200,000, which are due on February 28, 2008. Failure by the Company to pay the promissory notes, after a cure period, allows LINC Media to resume ownership of the Outsourcing Business Division and retain the $80,000 cash payment.

In addition, the parties entered into a Performance Agreement, whereby the Company agreed to issue 5,394,736 shares of its common stock based on the achievement of certain performance criteria, which will be evaluated by May 15, 2008. The parties agreed to value the Company’s common stock at $0.38 per share, which was the average closing market price during the period of negotiations. In addition, the Company agreed to adjust the price by paying cash if the average closing price during the six months subsequent to October 22, 2007 is 10% less than $0.38 per share.

The agreements are attached hereto as Exhibits 10.1 to 10.6 and are incorporated herein by reference. A copy of the Press Release, dated October 23, 2007, announcing the transaction is filed hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Shell company transactions – None.

(d)	Exhibits –

Exhibit No.	Description

10.1	Asset Purchase Agreement dated October 22, 2007, by and between IA Global, Inc. and LINC Media Inc.

10.2	Promissory Note for $720,000, dated October 22, 2007, between IA Global, Inc. and LINC Media Inc.

10.3	Promissory Note for $1,200,000, dated October 22, 2007, by and between IA Global, Inc. and LINC Media Inc.

10.4	Promissory Note for $200,000, dated October 22, 2007, by and between IA Global, Inc. and LINC Media Inc.

10.5	Performance Agreement, dated October 22, 2007, by and between IA Global, Inc. and LINC Media Inc.

10.6	Assignment and Assumption Agreement and Bill of Sale, dated October 22, 2007, by and between IA Global, Inc. and LINC Media Inc.

99.1	Press Release, dated October 23, 2007, which announced the definitive agreements to acquire the Outsourcing Business Division of LINC Media, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: October 23, 2007

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer